                              ASSUMPTION AGREEMENT

         THIS AGREEMENT is entered into this 7th day of June, 1995, by and among MTPS Acquisition Corp., a Delaware corporation now known as Modern Talking Picture Service, Inc. ('MTPS'), Ventura Entertainment Group Ltd., a Delaware
corporation ('Ventura'), MTP Acquisition Corp., a Delaware corporation ('Subsidiary'), Anthony L. Barclae ('Barclae') and Donald B. Lifton ('Lifton').

                                    RECITALS

         A. By Agreement dated June 23, 1994, Lifton, Barclae and Victor Oleson entered into an agreement ('Original Agreement') which provided for, among other things, a loan by Barclae to MTPS of the sum of Three Hundred Fifty Thousand ($350,000.00) Dollars.

         B. Barclae proceeded to lend the sum of Three Hundred Fifty Thousand ($350,000.00) Dollars to MTPS (the 'Loan') and MTPS issued its Promissory Note date June 30, 1994 to Barclae to evidence the indebtedness (the 'Note').

         C. MTPS granted a security interest in all of the assets of MTPS to secure the Note pursuant to the terms of a Security Agreement dated June 30, 1994 (the 'Security Agreement').

         D. Pursuant to the terms of the Original Agreement, Lifton unconditionally guaranteed that he would purchase the Note from Barclae, without recourse, for the sum of its face amount plus interest at the rate of eleven (11%) percent per annum. This constitutes an absolute obligation of Lifton personally and is not affected by the status of MTPS or the Note at any time.

         E. Barclae has demanded that Lifton purchase the Note for its face amount plus accrued interest.

         F. In consideration of Barclae forebearing from enforcing his rights against MTPS and/or Lifton, the parties agree to the terms and conditions of this Agreement.

         FOR AND IN CONSIDERATION of the mutual undertakings and obligations of the parties, the parties hereby agree as follows:

         1. Assumption of Payables. Effective as of the date as of this Agreement, Ventura assumes and agrees to pay or discharge all of the liabilities of MTPS which are listed on attached Exhibit 'A'. Ventura shall not be liable for any other liabilities of MTPS except those listed on Exhibit 'A' or as otherwise specifically provided for in this Agreement.

         2. Assumption of Note. Effective as of the date of this Agreement, Ventura agrees to assume and to pay in full all of the obligations of MTPS to Barclae under the Note, including all accrued interest from June 30, 1994.

         By execution of this Agreement, Ventura, Subsidiary, Lifton and MTPS each hereby acknowledge and agree that the Note is in full force and effect, that it is binding and enforceable against MTPS and, following the execution of this Agreement, against Ventura, jointly and severally with MTPS, and that neither Ventura, MTPS nor Lifton have any defenses to the enforcement of said Note or the validity of the Original Agreement.

         It is acknowledged and agreed that the Note is currently in default and that nothing in this Agreement shall be deemed to waive the default of MTPS nor be deemed to relinquish or diminish any rights that Barclae has against MTPS or Lifton pursuant to the terms of the Note and the Original Agreement.

         3. Forbearance by Barclae. Notwithstanding anything in this Agreement to the contrary, Barclae agrees to forebear from taking action to enforce the Note through the close of business on July 25, 1995, provided, however, Barclae's obligation to forebear from collection shall be null and void in the event of the following:

                  (a) The dissolution, insolvency or inability of either MTPS or Ventura to meet their obligations as they become due;

                  (b) Filing by or on behalf of MTPS or Ventura of a petition for relief in bankruptcy or the filing of an involuntary petition in bankruptcy;

                  (c) Sale of assignment of a substantial portion of the assets of MTPS or Ventura except as specifically permitted by this Agreement;

                  (d) Appointment of a trustee, custodian or receiver for MTPS or Ventura; or

                  (e) Entry of any judgment or issuance of an injunction, writ of attachment or execution against MTPS or Ventura.

         4. Consent to Sale. By execution of this Agreement, Barclae hereby consents to the sale and transfer of the assets of MTPS to Ventura and/or Subsidiary subject to the condition that Ventura and Subsidiary each acknowledge and agree that the assets being transferred to Ventura and/or Subsidiary from MTPS shall be and remain subject to the security interest and lien of Barclae and that Ventura and Subsidiary shall each be subject to all of the terms and conditions of the Security Agreement. Simultaneous with the execution of this Agreement, Ventura and Subsidiary shall each execute Financing Statements in favor of Barclae which shall cover all of the assets of Ventura in a form acceptable to Barclae's counsel.

         5. Satisfaction of Note. When the Note is fully paid and satisfied, including all accrued interest due thereon through the date of satisfaction and payment, Barclae shall assign, transfer and convey all of his right, title and interest in and to the Security Agreement to Ventura and Subsidiary. Upon the request of Ventura or Subsidiary, Barclae shall execute a Termination Statement thereby terminating any currently filed Financing Statements covering the assets of MTPS where Barclae is the secured party.

         6. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                'MTPS':

                                MTPS Acquisition Corp., a Delaware corporation, now known as Modern Talking Picture Service, Inc.

                                By:   DAVID CONWAY
                                   ----------------------------------
                                   David Conway

                                Its: President

                                'Subsidiary':

                                MTP Acquisition Corp., a Delaware
                                corporation

                                By:    FLOYD KEPHART
                                   ----------------------------------
                                   Floyd Kephart

                                Its: Chairman



                                'Ventura':

                                Ventura Entertainment Group Ltd.,
                                a Delaware corporation

                                By:    FLOYD KEPHART
                                   ----------------------------------
                                   Floyd Kephart

                                Its: Chairman and CEO



                                'Barclae':

                                 ANTHONY L. BARCLAE
                                 ------------------------------------
                                 Anthony L. Barclae



                                'Lifton':


                                DONALD B. LIFTON
                                -------------------------------------
                                Donald B. Lifton

k:mtps.001-pmc
File No.--------
6-7-95


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